UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2016

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 21, 2016, the Company reconvened its annual meeting of shareholders that had been further adjourned on December 9, 2016 as initially adjourned on November 22, 2016.

The Company had 48,518,666 shares of common stock outstanding as of October 4, 2016, the record date for the annual meeting. At the annual meeting as reconvened, holders of a total of 44,672,859 shares of common stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the annual meeting:

Proposal 3. The shareholders did not approve a further amendment to the Amended and Restated Articles of Incorporation to decrease the shareholder vote needed to approve future amendments to the articles of incorporation and certain corporate transactions from two-thirds of the outstanding shares:

Shares Voted “For”	Shares Voted “Against”	Shares Voted “Abstain”	Broker Non-Votes
24,641,804	12,049,340	233,027	7,748,688

Proposal 11. The shareholders approved the adjournment of the final portion of the annual meeting to reconvene on January 10, 2017 at 10:00 a.m. at the Company’s headquarters, 4120 Specialty Place, Longmont, Colorado 80504:

Shares Voted “For”	Shares Voted “Against”
44,672,859	0

When the meeting is reconvened, the shareholders will vote to approve the Amended and Restated Articles of Incorporation of the Company that, among other things, would increase the number of authorized shares of common stock by 100,000,000 to 175,000,000, which is necessary to effect the Transaction.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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UQM TECHNOLOGIES, INC.

Dated: December 21, 2016	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

99.1Press Release dated December 21, 2016